FOR IMMEDIATE RELEASE

Labcorp Contacts:
Investors: Chas Cook — 336-436-5076
Investor@Labcorp.com

Media: Chris Allman-Bradshaw – 336-436-8263
Media@Labcorp.com

LABCORP TO ANNOUNCE SECOND QUARTER FINANCIAL RESULTS ON JULY 29, 2021

BURLINGTON, N.C., July 2, 2021 — Labcorp (NYSE: LH), a leading global life sciences company, will release its financial results for the second quarter of 2021 before the market opens on Thursday, July 29, 2021. The company will host a conference call and webcast beginning at 9 a.m. ET that day to discuss the results. The earnings release and accompanying financial information will be posted on the Labcorp Investor Relations website.

Interested parties can access the conference call by dialing 1-877-898-8036 within the U.S. and Canada, or 1-720-634-2811 internationally, using the conference ID 1789612. In addition, a real-time webcast of the conference call will be available on the Labcorp Investor Relations website.

An audio replay of the conference call will be available from 1 p.m. ET on July 29, 2021, until 11:30 p.m. ET on August 12, 2021, by dialing 1-855-859-2056 within the U.S. and Canada, or 1-404-537-3406 internationally, using the conference ID 1789612. The webcast of the conference call will be archived and accessible through July 15, 2022, on the Labcorp Investor Relations website.

About Labcorp
Labcorp is a leading global life sciences company that provides vital information to help doctors, hospitals, pharmaceutical companies, researchers, and patients make clear and confident decisions. Through our unparalleled diagnostics and drug development capabilities, we provide insights and accelerate innovations to improve health and save lives. With more than 70,000 employees, we serve clients in more than 100 countries. Labcorp (NYSE: LH) reported revenue of $14.0 billion in FY2020. Learn more about us at www.Labcorp.com or follow us on LinkedIn and Twitter @Labcorp.

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